Exhibit 10.4

NEX-CNT-00016

Revision 1

Apical Quality Agreement

This Quality Agreement (“Agreement”) is made on 12/21/2020 by and between Nexalin and Apical Instruments (“Apical”).

1	Introduction

The objectives of this Quality Assurance Agreement are to:

•	establish a collaborative partnership
•	define responsibilities
•	assure that all quality requirements concerning the Nexalin Products are met
•	ensure that operations between Apical and Nexalin run smoothly.

This Quality Assurance Agreement defines the Quality relationship only and is supplementary to existing and future Agreements which describe the business Terms and Conditions.

2	Scope

This Quality Assurance Agreement applies to all Nexalin products.

3	Quality Agreement

Nexalin is responsible for overall compliance to applicable regulations. Apical will maintain the Nexalin Quality System, Design History File (DHF) and the Device Master Record (DMR) for Nexalin.

Apical agrees to notify Nexalin’s Quality prior to implementation of any changes to the purchased product such as materials used or configuration or site of manufacture. This will allow Nexalin to determine the overall impact, if any, of the changes to Nexalin’s product.

Nexalin will qualify and approve Apical by use of one of the following activities:

•	Questionnaire
•	Audit
•	Oversight of first articles inspection
•	Design Verification
•	Process Validation

NEX-CNT-00016

Revision 1

Ongoing Apical qualification and approval will be based upon the following sources of feedback:

•	Periodic Apical audits
•	Periodic inspections of received product
•	Customer feedback investigations
•	Ability of Apical to meet delivery expectations

The attached table details the QSR responsibilities and authorities under this agreement.

QSRarea	Nexalin	Apical	Plan/Notes
Subpart A - General Provisions
§ 820.1 - Scope	X	X

Both Nexalin and Apical shall have independent Quality Systems.

Apical shall be ISO 13485 certified prior to release of any product for commercial distribution to the European market. If Nexa lin is classified as a Class II device in the European market, they shall be certified to ISO 13485 prior to release to that market.

§ 820.3 - Definitions	X	X
§ 820.5 - Quality system	X	X
Subpart B - Quality System Requirements
§ 820.20 - Management responsibility	X	X	Both parties are expected to have a management responsibility process
§ 820.22 - Quality audit	X	X	Both parties are expected to have an internal audit process.
§ 820.25 - Personnel	X	X	Apical shall be able to demonstrate compliance for manufacturing and quality staff.

Subpart C - Design Controls

NEX-CNT-00016

Revision 1

QSRarea	Nexalin	Apical	Plan/Notes
§ 820.30 - Design controls	X	X

All design control for the product is managed by Apical. If Apical believes design changes are needed , they will discuss with Nexalin and await formal notification of design ECO approval before implementation.

Manufacturing changes shall be documented in the Apical Quality system. Nexalin must be a signatory for all manufacturing changes.

Subpart D - Document Controls
§ 820.40 - Document controls		X	Apical is responsible for controls on documents associated with manufacturing (e.g. OHR, component specifications, DMR documents).
Subpart E - Purchasing Controls
§ 820.50 - Purchasing controls	X	X

Nexalin will use a purchase order or equivalent to request parts manufacture. Apical will maintain purchasing control records for materials and parts purchased for the manufacture of the parts.

Apical is responsible for Apical approvals of all purchased parts/services for the product.

Subpart F - Identification and Traceability
§ 820.60 - Identification		X	Apical shall be compliant with identification requirements during product manufacturing, including assignment of serial numbers.
§ 820.65 - Traceability			N/A - Traceability requirements are only required for surgical implants.

Subpart G - Production and Process Controls

NEX-CNT-00016

Revision 1

QSRarea	Nexalin	Apical	Plan/Notes
§ 820.70 - Production and process controls		X	Apical will have full responsibility.
§ 820.72 - Inspection, measuring , and test equipment		X	Apical will have full responsibility.
§ 820.75 - Process validation		X	Apical will have full responsibility. The only anticipated process validation is the overall assembly process validation.
Subpart H - Acceptance Activities
§ 820.80 - Receiving, in-process, and finished device acceptance		X	Apical will have full responsibility. Apical will generate a certificate of conformance (CoC) for each device that will be provided to Nexalin.
§ 820.86 - Acceptance status		X	Apical will have full responsibility.
Subpart I - Nonconforming Product
§ 820.90 - Nonconforming product		X

Non-conforming product reports will be generated by Apical.

Apical will provide periodic summaries of nonconforming product reports as feedback to Nexalin.

Apical shall also maintain a nonconforming product process.

Subpart J- Corrective and Preventive Action
§ 820.100 - Corrective and preventive action	X	X	Apical and Nexalin will each maintain a CAPA process.

Subpart K - Labeling and Packa.2:in 2; Control
& 820.120 - Device labeling	X	X	Nexalin is responsible for designing the labeling, but may enlist Apical’s help. Apical is responsible for all other elements of this clause.

NEX-CNT-00016

Revision 1

QSR area	Nexalin	Apical	Plan/Notes
§ 820.130 - Device packa£.ing	X	X	Nexalin is responsib le for design and verifying packaging design but may enlist Apical’s help. Apical is responsible for all other packaging operations.
Subpart L - Handling, Storage, Distribution , and Installation
§ 820.140 - Handling		X	Apical will have full responsibility.
820.150 - Storage		X	Apical will have full responsibility.
§ 820.160 - Distribution	X		Nexalin has full responsibility for distribution. Apical will provide a copy of the packing slip and CoC for each unit distributed to Nexalin
§ 820.170 - Installation	X		Nexalin has full responsibility for installation.
Subpart M - Records
§ 820.180 - General requirements	X	X	Each company is required to maintain records per this clause.
§ 820.181 - Device master record.		X	Apical will finalize , release, and maintain the DMR. Nexalin representative must be a signatory on the DMR and associated documents.
§ 820.184 - Device history record		X	Apical will maintain the original records for OHR. A copy will be provided to Nexalin.
§ 820.186 - Quality system record	X	X	Apical shall maintain Nexalin’s QSR per the requirements of this clause.
§ 820.198 - Complaint files	X	X	Nexalin will have full responsibility for complaint handling. Apical may be asked to participate in investigations and/or corrective actions.

Subpart N - Servicing

NEX-CNT-00016

Revision 1

QSRarea	Nexalin	Apical	Plan/Notes
§ 820.200 - Servicing		X	The servicing of returned devices shall follow Apical’s Servicing Process.
Subpart O - Statistical Techniques
§ 820.250 - Statistical techniques	X	X	Nexalin and Apical will comply with this clause as appropriate in their operation (e.g. sampling plans)
§ 830 - Unique Device Identification	X	X	Nexalin is responsible for obtaining the UDI prefix and registering with FDA. Apical is responsible for generation and application of UDI labels.
ISO 14971 - Risk Management	X	X	Nexalin will have a Risk Management File. Apical will maintain the file for Nexalin.
IEC 62304 and 62366	X		Nexalin will have full responsibility for compliance to these standards.

NEX-CNT-00016

Revision 1

SIGNATURE PAGE

AGREED TOBY:

Apical Instruments	Nexalin

2971 Spring St Redwood City, CA 94063	1776 Yorktown, Ste 550 Houston, TX., 77056

Kim Khoe	John P. Claude
Name	Name

/s/ Kim Khoe	/s/ John P. Claude
Signature	Signature

Director RAQA	Consulting Engineer
Title	Title

12/12/2020	12/12/2020
Date	Date

N/A	N/A
Tax ID Number (if available)	Tax ID Number (if available)